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                                                    EXHIBIT 7(c)(4)

                  REGISTRATION RIGHTS AGREEMENT



                           May 29, 1997

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                  REGISTRATION RIGHTS AGREEMENT
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          THIS REGISTRATION RIGHTS AGREEMENT is made as of the
29th day of May, 1997, by and among P-COM, Inc., a Delaware corporation (the "Company"), and each of the securityholders who have executed a signature page hereto (each of which is individually herein referred to as a "Securityholder," and collectively, as the "Securityholders".)


                             RECITALS
                             --------

          WHEREAS, the Company and certain key Securityholders are parties to the Agreement and Plan of Reorganization dated as of April 14, 1997 (the "Merger Agreement") which provides for the merger (the "Merger") of Control Resources Corporation ("CRC") with and into a wholly owned subsidiary of the Company;

          WHEREAS, in order to induce CRC and the key
Securityholders to enter into the Merger Agreement, the Securityholders and the Company hereby agree that this Agreement shall govern the rights of the Securityholders to cause the Company to register shares of Common Stock issued or issuable to the Securityholders;

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   Registration Rights.  The Company covenants and agrees
          -------------------------
               as follows:

          1.1  Definitions.  For purposes of this Section 1:
          -----------------

          (a)  The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with this Agreement.

          (c)  The term "1934 Act" shall mean the Securities
               Exchange Act of 1934, as amended.

          (d) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (e)  The term "Registrable Securities" means (i) the Common
               Stock of the Company issuable or issued in the Merger to the Securityholders of CRC and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise ofany warrant, right or other security which is issued as) adividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not properly assigned.

          (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable securities which are, Registrable Securities.

          (g) The term "SEC" shall mean the Securities and Exchange Commission.

          1.2  Request for Registration.
          ------------------------------

          (a) Subject to the terms of this Agreement, if the Company shall receive at any time after May 30, 1997, a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of all of the Registrable Securities then outstanding, then the Company shall:

               (i) within twenty (20) days of the receipt thereof, give written notice of such request to all Holders; and

              (ii) effect as soon as practicable, but in any event by July 31, 1997, the registration under the Act of all Registrable Securities.

          (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of all persons entitled to include shares in the offering, including the Initiating Holders.
               In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting;

          (c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
               Section 1.2:

               (i) After the Company has effected one registration pursuant to this Section 1.2 and such registration has been declared or ordered effective; or

              (ii) If the Company includes all Registrable Securities requesting registration on a registration statement effected on behalf of other stockholders of the Company exercising rights similar to those in Section 1.2 hereof; provided, however, that such inclusion does not limit the number of Registrable Securities that would otherwise be registrable under this Section 1.2 and that the obligations of the Company pursuant to
                    Section 1.3 hereof are satisfied.

          1.3  Obligations of the Company.  Whenever required under this
          --------------------------------
               Section 1 to effect the registration of any Registrable Securities, the Company shall, as soon as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, keep such registration statement effective for a period not to exceed the lesser of one year from the effective date or until the distribution contemplated in the registration statement has been completed; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one-year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          1.4  Furnish Information.  It shall be a condition precedent to the
          -------------------------
               obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.5  Expenses of Demand Registration.  All expenses, other than
          -------------------------------------
               underwriting discounts, commissions and fees and disbursements of counsel for the selling Holders, incurred in connection with the registration, filing or qualifications pursuant to
               Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to the demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their right pursuant to Section 1.2;

          1.6  Delay of Registration.  No Holder shall have any right to
          ---------------------------
               obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.7  Reports Under Securities Exchange Act of 1934.
          ---------------------------------------------------
               With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act.

          1.8  Assignment of Registration Rights.  The rights to cause the
          ---------------------------------------
               Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to any transferee or assignee of such securities provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

          1.9  Termination of Registration Rights.  No Holder shall be
          ----------------------------------------
               entitled to exercise or utilize any right provided for in this Section 1, and the Company shall be entitled to terminate the effectiveness of any registration statement, notwithstanding the above, upon the earliest to occur of:
               (i) one year after the consummation of the Merger or (ii) the date when any Holder may be able to sell all of his unsold Registrable Securities within any three-month period pursuant to Rule 144 under the Act.

          2.   Miscellaneous.
          -------------------

          2.1  Successors and Assigns.  Except as otherwise provided herein,
          ----------------------------
               the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.2  Governing Law.  This Agreement shall be governed by and
          -------------------
               construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          2.3  Counterparts.  This Agreement may be executed in two or more
          ------------------
               counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.4  Notices.  Unless otherwise provided, any notice required or
          -------------
               permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten
               (10) days' advance written notice to the other parties.

          2.5  Amendments and Waivers.  Any term of this Agreement may be
          ----------------------------
               amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, regardless of whether such Holder has actually executed the amendment or waiver.

          2.6  Severability.  If one or more provisions of this Agreement
          ------------------
               are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          2.7  Entire Agreement; Amendment; Waiver.  This Agreement
          -----------------------------------------
               constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.






          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   P-COM, INC., a Delaware corporation


                                   By:  /s/ P-COM, INC.
                                        ----------------------

                         Address:  3175 S. Winchester Blvd.
                                   Campbell, California 95008






                  REGISTRATION RIGHTS AGREEMENT
                          SIGNATURE PAGE



                              SECURITYHOLDER:




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                   Address:
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                   P-COM Common Stock
                   To Be Received in the Merger:
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                            SCHEDULE A

                     LIST OF SECURITYHOLDERS
                 (will be furnished upon request)